UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2022

Purple Innovation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200, Lehi, UT	84043
(Address of principal executive offices)	(Zip Code)

(801) 756-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Robert DeMartini

On March 19, 2022, in connection with Mr. DeMartini’s appointment as chief executive officer, the Company and Mr. DeMartini entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”), effective March 19, 2022, which amended and restated the December 13, 2021, employment agreement between Mr. DeMartini and the Company (the “Prior Agreement”) appointing him the acting chief executive officer.

The Amended and Restated Employment Agreement provides that Mr. DeMartini will serve full time as chief executive officer. The Amended and Restated Employment Agreement supersedes the Prior Agreement, with the exception that the Restricted Stock Units granted under the Prior Agreement shall continue to vest through April 3, 2022, so long as Mr. DeMartini remains employed through that date.

Under the Amended and Restated Employment Agreement, Mr. DeMartini’s compensation includes (a) a base salary at an annual rate of $680,000, (b) an annual bonus opportunity that shall not be less than 100% of base salary at target performance, (c) restricted stock units subject to 500,000 shares of Company’s Class A Common Stock (“Shares”) and stock options to purchase 500,000 Shares, for which one third of each of the restricted stock units and options vest on each anniversary of the grant date, provided Mr. DeMartini remains in continuous employment with the Company, (d) vacation and other benefits generally available to other senior executives of the Company, and (e) reimbursement for all reasonable out-of-pocket travel and other business expenses.

Mr. DeMartini’s employment under the Amended and Restated Employment Agreement is at will. In the event that the Company provides less than thirty days’ prior written notice of termination, other than in the case of a termination for cause, he will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without cause by the Company or he resigns for good reason outside a Change in Control Period (as defined in the Amended and Restated Employment Agreement), then he shall be entitled to receive the following: (i) any accrued and unpaid base salary through the termination date; (ii) any eligible unpaid expense reimbursements; and (iii) all other accrued and vested payments and benefits to which he is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to as the “Accrued Benefits”). In addition, subject to his execution of a general release of claims, and subject to Sections 26 and 27 of the Amended and Restated Employment Agreement, Mr. DeMartini shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of his outstanding Company unvested equity awards that vest based on continued service or employment pro-rata through the period ending on the his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for twelve (12) months.

If Mr. DeMartini’s employment is terminated without cause by the Company or he resigns for good reason during a Change in Control Period (as defined in the Amended and Restated Employment Agreement), then, in lieu of the severance benefits described above, he shall be entitled to receive the Accrued Benefits. In addition, subject to his execution of a general release of claims, and subject to Sections 26 and 27 of the Amended and Restated Employment Agreement, he shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the fully accelerated vesting of his outstanding Company equity awards that vest based on continued service or employment so that such awards shall be become fully vested as of his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for eighteen (18) months.

The Amended and Restated Employment Agreement contains other typical provisions such as noncompetition and non-solicitation covenants, confidentiality obligations, and Company ownership of intellectual property.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

There are no related party transactions between Mr. DeMartini and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. DeMartini and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Employment Agreement, dated as of March 19, 2022, by and among Robert T. DeMartini and Purple Innovation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE INNOVATION, INC. (Registrant)

Date: March 22, 2022	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

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